                                                                    Exhibit 23.4




                       Consent to Be Named as a Director



     I hereby consent to be named as a person who will become a director of Aether Systems, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.01, of the Company.





                                        /s/ J. Carter Beese, Jr.
                                        ---------------------------
                                            J. Carter Beese, Jr.